UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2024

UTZ BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38686	85-2751850
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (717) 637-6644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.0001 Par Value	“UTZ”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Appointment of Principal Accounting Officer
Effective January 12, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Utz Brands, Inc. (the “Company”) designated Mr. Ajay Kataria as the Company’s principal accounting officer. The principal accounting officer responsibilities are in addition to Mr. Kataria’s role and duties as the Company’s Chief Financial Officer. The Company’s prior principal accounting officer, Mr. Eric Aumen, resigned effective as of the Effective Date, as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2023.
Additional information regarding Mr. Kataria’s age, background and experience are disclosed under “Executive Officers of “Utz Brands, Inc.” in the Company’s definitive proxy statement filed with the Commission on March 22, 2023.
There were no new compensatory arrangements or modifications to existing compensatory arrangements entered into with Mr. Kataria in connection with his additional designation as the Company’s principal accounting officer.
The designation of Mr. Kataria to serve as the Company’s principal accounting officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Kataria and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Kataria and the Company and/or its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UTZ BRANDS, INC.

Dated: January 12, 2024
By: /s/ Ajay Kataria
Name: Ajay Kataria
Title: Executive Vice President, Chief Financial Officer